                                                                   EXHIBIT 10.34




                                 LEASE AGREEMENT



                                 BY AND BETWEEN



                   REGIONAL INDUSTRIAL DEVELOPMENT CORPORATION
                          OF SOUTHWESTERN PENNSYLVANIA



                                       AND



                         TOLLGRADE COMMUNICATIONS, INC.



                                       FOR



                             HARMAR INDUSTRIAL MANOR
                                 491 NIXON ROAD
                          HARMAR TOWNSHIP, PENNSYLVANIA


                              DATED: AUGUST 5, 1993

                                 LEASE AGREEMENT

                                TABLE OF CONTENTS


SECTION 1.    PREMISES AND TERM.............................................................................1
     A.  Premises...........................................................................................1
     B.  Term...............................................................................................1
     C.  Expansion..........................................................................................1
SECTION 2.    EXTENSION BY MUTUAL CONSENT...................................................................2
SECTION 3.    RENT AND ADDITIONAL RENT......................................................................2
     A.  Rent...............................................................................................2
     B.  Additional Rent - Real Estate Taxes................................................................3
     C.  Additional Rent - Maintenance and Operations.......................................................4
     D.  Payment Provisions.................................................................................6
SECTION 4.    UTILITIES.....................................................................................6
SECTION 5.    USE...........................................................................................6
SECTION 6.    ALTERATIONS...................................................................................7
SECTION 7.    MAINTENANCE...................................................................................9
SECTION 8.    ASSIGNMENT AND SUBLETTING....................................................................12
SECTION 9.    RIGHT OF ENTRY...............................................................................13
SECTION 10.   SURRENDER....................................................................................13
SECTION 11.   INDEMNIFICATION..............................................................................14
SECTION 12.   LIABILITY INSURANCE..........................................................................14
SECTION 13.   FIRE AND CASUALTY INSURANCE..................................................................15
SECTION 14.   WAIVER OF SUBROGATION........................................................................15
SECTION 15.   DAMAGE OR DESTRUCTION OF LEASED PREMISES.....................................................15
SECTION 16.   DEFAULT; REMEDIES OF LESSOR..................................................................16
SECTION 17.   EMINENT DOMAIN...............................................................................17
SECTION 18.   SUBORDINATION OF LEASE.......................................................................18
SECTION 19.   ESTOPPEL CERTIFICATE.........................................................................19
SECTION 20.   FORCE MAJEURE................................................................................19
SECTION 21.   QUIET ENJOYMENT..............................................................................20
SECTION 22.   ABANDONMENT OF PREMISES......................................................................20
SECTION 23.   NON-WAIVER...................................................................................20
SECTION 24.   NOTICES......................................................................................21
SECTION 25.   SUCCESSORS AND ASSIGNS.......................................................................21
SECTION 26.   ENVIRONMENTAL MATTERS........................................................................21
SECTION 27.   GOVERNING LAW................................................................................25

SECTION 28.   SEVERABILITY.................................................................................25
SECTION 29.   GENDER.......................................................................................25
SECTION 30.   OPTION TO RENEW..............................................................................25
SECTION 31.   ENTIRE AGREEMENT.............................................................................26
SECTION 32.   LESSOR IMPROVEMENT ADVANCE...................................................................26
SECTION 33.   HVAC SYSTEM..................................................................................26


EXHIBIT A FLOOR PLAN
EXHIBIT B LESSOR'S IMPROVEMENTS

                                 LEASE AGREEMENT

                             HARMAR INDUSTRIAL MANOR

                  THIS LEASE, made as of this 5th day of August, 1993, between REGIONAL INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTHWESTERN PENNSYLVANIA, hereinafter called "Lessor," and TOLLGRADE COMMUNICATIONS, INC., a Pennsylvania corporation, hereinafter called the "Lessee."

SECTION 1.        PREMISES AND TERM.

        A. PREMISES. The Lessor does hereby lease and demise unto the Lessee (i) Suite 101 containing twenty three hundred square feet (2300 sq. ft.) of rental area of finished office space, (ii) Suite 102 containing approximately two thousand square feet (2000 sq. ft.) of rentable area of unfinished office space,
(iii) Unit A-1 containing a total of approximately seven thousand seven hundred eighty five square feet (7785 sq. ft.), (iv) Unit A-5 containing two thousand square feet (2000 sq. ft.) of rentable area and (v) Unit A-6 containing twenty five hundred square feet (2500 sq. ft.) of rentable area (the "Premises") in the HARMAR INDUSTRIAL MANOR, (the "Complex"), located in Harmar Township, Allegheny County, Pennsylvania, as identified in EXHIBIT "A." Lessee and its employees and business invitees shall also be entitled to use, in common with others, the sidewalks and parking areas (hereinafter called the "Common Areas"), which areas constitute a part of the Complex. Lessor guarantees that Lessee shall be entitled to seven (7) executive parking spaces in the front parking area, sixty-one (61) parking spaces in the side parking area, plus an additional five
(5) parking spaces per 1000 square feet of Premises taken under Lessee's expansion option pursuant to SECTION 1(c) hereof.

        B. TERM. Subject to the provisions of Section 6 hereof, the term of this Lease shall commence, (the "Commencement Date") and possession shall be given as of 12:01 AM on or about September 1, 1993. The term of this Lease shall expire (the "Expiration Date") at 11:59 PM on December 31, 1998 unless the term is extended hereinafter provided in this Lease. Any other Commencement Date agreeable to the parties hereto shall be evidenced by an amendment to this Lease.

        C. EXPANSION. Lessee shall have the option to lease certain additional space adjacent to the Premises currently leased to IDC, Inc. (the "IDC Space") and additional areas in the building in which the Premises are located as existing leases in such building expire. With respect to the IDC Space, Lessee shall be entitled to lease such space at any time, upon one hundred twenty (120) days prior notice to Lessor, so long as IDC, Inc. is still the tenant of such space under a lease under a lease under which Lessor has a lease termination right. With respect to other additional areas in the building in which the Premises are located (except for the IDC Space) Lessor shall provide Lessee with notice of the pending expiration of the existing leases. Lessee shall have sixty (60) days from the receipt of Lessor's notice to exercise its option for such space. Expansion into the adjacent warehouse area will be at $4.75 per square foot if such expansion occurs before December 31, 1993 and any other such areas and any space in the adjacent warehouse area after December 31, 1993 shall be at the prevailing market rate. In the event Lessee needs to expand the Premises and Lessor cannot accommodate Lessee's expansion needs, or if Lessee needs additional parking spaces to accommodate its expansion and Lessor cannot accommodate such parking needs as required in SECTION 1(A), Lessee shall have the right to terminate this Lease provided Lessee pays the unamortized portion of Lessor's Improvement Advance plus the portion of the real estate commission referenced in SECTION 31 equal to the balance of the term remaining; PROVIDED, HOWEVER, that if Lessee has, within the prior ninety (90) day period, received notice from Lessor of the availability of additional space, and Lessee did not exercise its option to lease such space, it must give Lessor three (3) months prior notice of its intent to terminate this Lease.

SECTION 2.        EXTENSION BY MUTUAL CONSENT.

        If Lessee occupies the Premises after the end of the term, this Lease and all of its terms, provisions, conditions, covenants, waivers, remedies and any and all of Lessor's rights herein specifically given and agreed to, shall be in force for one month thereafter and thereafter from month to month as long as the relationship of Lessor and Lessee continues.

SECTION 3.        RENT AND ADDITIONAL RENT.

        A. RENT.

           As rental ("Base Rent") for the Premises, Lessee shall pay to the Lessor at its office in Pittsburgh beginning on or about September 1, 1993 and on the first business day of each successive calendar month, in advance and without demand, the following sums:

           If the date on which Base Rent commences is on a day other than the first business day of a calendar month, Lessee shall pay to Lessor with the first complete monthly rental payment due, a pro rata portion to be based on the number of days the Premises are occupied in such partial month after the commencement of rental payments.

             Months

               1-8         $    3,175.39
              9-12         $    6,350.77
             13-64         $    7,340.35
                           -------------
             TOTAL           $432,504.40

    B.  ADDITIONAL RENT - REAL ESTATE TAXES.

        In the event the real estate taxes payable by Lessor on the Complex for the period 1995 or any subsequent year of the term hereof, shall exceed the amount payable by Lessor for such taxes for the period of 1994, then Lessee shall pay, in four (4) equal payments payable monthly on the first day of each month following Lessee's receipt of notice of such increase ("Lessee's Tax Responsibility"), an amount equal to that portion of such excess determined annually that the area of the Premises (as shown in EXHIBIT "A"), as may be expanded by time to time, bears to the total rentable area of the Complex (111,600 sq. ft.); provided that, in the event a sale of the Complex or the building in which the Premises are located causes an unusual increase in the tax assessment for the building or the Complex, Lessee shall not be required to pay such unusual increase in taxes. In such event, Lessee's Tax Responsibility for such taxes shall be equal to the amount payable for the prior year's taxes, before the sale resulting in an unusual increase.

        In the event that Lessee's Tax Responsibility is payable due to an increase in real estate taxes, then on or before February 15, 1994 and on or before February 15 of each year thereafter, Lessor shall furnish Lessee a written statement, with copies of bills from the respective taxing authorities, which statement shall show the computation of such excess for the preceding calendar year. Any special assessment, apart from Lessee's Tax Responsibility, shall be amortized over such reasonable period as is determined by Lessor based upon the nature and extent of the improvement or betterment for which such special assessment is levied.

        For the purpose of determining the applicability of real estate taxes for each calendar year, in the event that real estate taxes are levied on the basis of a tax year, which does not coincide with a calendar year, then such taxes shall be deemed to apply to each tax year.

        If at any time during the term hereof the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of, or as a supplement to, or a substitute for the whole or any part of the real estate taxes or assessments now levied, assessed, or imposed upon the Complex, there shall be levied, assessed, or imposed any form of assessment, tax, license fee, license tax, business license fee, business license tax, excise tax, commercial rental tax, levy, charge, penalty, or other imposition by the federal or state government, any political subdivision, municipality, school district, or other taxing body, which constitutes (1) a tax, levy, assessment, fee, imposition or other charge upon the rent payable hereunder, the Lessor's right to rent or other income from the Complex or upon the Lessor's right to rent or other income from the Complex or upon the Lessor's business of leasing the Complex; or (2) a tax, levy, assessment, fee, imposition or other charge allocable to or measured, in whole or in part, by the area of the Complex or rent payable hereunder; or
(3) a tax, levy, assessment, fee, imposition or other charge upon this transaction or any document related thereto, or upon the status of Lessor or Lessee as such; or (4) any tax, levy, assessment, fee, impositions or other charge upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy of the Complex; then Lessee's pro rata share of all such taxes, assessments, fees, levies, impositions, charges, or the part thereof so measured or based, which constitute a supplement to the real estate taxes or assessments now levied, assessed or imposed upon the Premises, shall be payable by Lessee as Additional Rent in equal, monthly installments or, in the alternative, as the case maybe, all such taxes, assessments, levies, impositions and charges or the part thereof so measured or based, which are in lieu of or a substitute for the whole or any part of the real estate taxes or assessments now levied, assessed or imposed on the Premises, shall be payable by Lessee as annual rent in equal monthly installments in lieu of that portion part of the annual rent now attributable to the affected portion of the real estate taxes now levied, assessed or imposed on the Premises.

        Real estate taxes in any such year shall be reduced by the net amount of any tax refund received by Lessor during such year and all payments in such year shall be paid so as to take advantage of any discount. Real estate taxes shall not include any federal, state or local sales, use, franchise, capital stock, inheritance, general income, gift or estate taxes.

    C.  ADDITIONAL RENT - MAINTENANCE AND OPERATIONS.

        If the expenses for maintaining and operating the Complex during the period beginning September 1, 1994 and ending August 31, 1995, or during each subsequent time period thereafter exceed the expenses for maintaining and operating the Complex during the period beginning September 1, 1993 and ending August 31, 1994, then the Lessee shall pay to the Lessor as Additional Rent the portion of such excess attributable to the Premises, such Additional Rent to be paid in twelve equal monthly installments commencing January 1 of the calendar year immediately succeeding the time period in which such excess occurs; PROVIDED, however, that any such Additional Rent shall not be due and payable beyond the term of this lease. On or before December 15, 1994, and on or before December 15 of each calendar year thereafter, the Lessor shall furnish to the Lessee a written statement showing the computation of such excess, if any, for the preceding applicable time period and showing the amount of Additional Rent for which the Lessee shall be obligated under this paragraph.

        The portion of any such excess expenses for maintaining and operating the Complex attributable to the Premises shall be prorated based upon the proportion that the area of the Premises (as shown in EXHIBIT "A"), as may be expanded from time to time, bears to the total rentable area of the Complex (111,600 sq. ft.). The term "expenses" for maintaining and operating the Complex shall be deemed to mean those out-of-pocket expenses incurred during such operating year in respect of the operation and maintenance of the Complex in accordance with accepted principles of sound management and generally accepted accounting practices ("GAAP") as applied to the operation and maintenance of first class office/industrial buildings in the metropolitan Pittsburgh area. Such expenses shall include, but not be limited to, premiums for insurance carried by the Lessor. The term "insurance" shall include: fire and extended coverage insurance; vandalism and malicious mischief insurance, boiler insurance; rent insurance; elevator insurance; public liability insurance; and such other insurance policies as may hereafter be deemed appropriate for multiple-tenancy office/industrial buildings.

        Such expenses shall not include (i) expenses for any capital improvement made to the land or building; (ii) expenses for painting, redecorating or other work which the Lessor performs as a special service for another lessee in the Complex (that is, other than painting, redecorating or other work which is a standard service for the Lessees of the Complex); (iii) expenses for repairs or other work occasioned by fire, windstorm or other insurable casualty; (iv) expenses incurred in leasing or procuring new lessees including lease commissions, advertising expenses and expenses of renovating space for new lessees; (v) legal expenses in enforcing the terms of any lease; (vi) interest or amortization payments on any mortgage; (vii) wages, salaries or other compensation paid to any employees above the grade of building superintendent;
(viii) wages, salaries or other compensation paid for clerks or attendants in concessions operated by the Lessor; (ix) fines or penalties resulting from Lessor's violations of law; (x) costs incurred due to the breach by Lessee or any other tenant of the terms of any lease or other agreement; or (xi) any costs involved in the commercial concessions operated by Lessor.

        Lessor shall maintain books and records of expenses and real estate taxes in accordance with GAAP and sound management practices. Lessor shall provide Lessee with any and all relevant information evidencing any expenses or real estate taxes paid by Lessor which are charged to Lessee as Additional Rent or Lessee's Tax Responsibility. In the event that a review of such information by Lessee discloses that expenses or real estate taxes have been overstated by Lessor for the period reviewed by Lessee, Lessor shall make an adjustment of Additional Rent and/or Lessee's Tax Responsibility to reflect such overstatement.

    D.  PAYMENT PROVISIONS.

        Lessee hereby covenants and agrees to pay the rent hereby reserved as and when due, and also all sums of money, charges or other amounts required to be paid by the Lessee to the Lessor which shall be "rent" in addition to the rent provided for herein. Nonpayment of additional rent when due shall constitute a default under this Lease, unless being disputed in good faith, to the same extent, and shall entitle the Lessor to the same remedies, as nonpayment of rent.

        Rent payments shall be made by check payable to the RIDC shall be delivered or mailed, postage prepaid, to:

                  Regional Industrial Development Corporation
                  Post Office Box 360146M
                  Pittsburgh, Pennsylvania 15251-6146

SECTION 4.        UTILITIES.

        Lessee agrees to pay to respective utility companies utility charges for water, electricity, gas and sewage, separately metered to Lessee. In the event Lessee fails to pay the same when due, Lessor shall have the right to pay the same and collect the amount thereof from Lessee in the same manner as Additional Rent.

SECTION 5.        USE.

        Lessee will not engage upon the Premises in any trade or occupation which is in violation of law. Lessee shall use the Premises as office/warehouse/light manufacturing space related to its corporate purpose. The Premises are not to be used for rental sales or displays for such purposes. Product displays will be permitted provided the same cannot be seen outside the Premises.

        Lessee shall not use or occupy the Premises for any other purpose or business without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed.

        Lessee shall comply with the following rules and regulations covering the use of the Premises and will at all times observe, perform and abide by all rules and regulations from time to time promulgated by Lessor for the common use of the Harmar Industrial Manor the safety, care and cleanliness of the Premises:

        (i) That it will not obstruct for use of the common areas including the sidewalks and parking lot and that it will keep clean the said common areas.

        (ii) That it will use the parking area to be provided in the front of the Premises only for visitor parking and executive parking; that the parking area to the side of the Premises shall be used for employee and other parking.

        (iii) That it will not install or post any exterior signs on or over the Premises except those approved in writing in advance by Lessor.

        (iv) Nothing shall be placed by the Lessee or its employees on the outside of the Premises or on the windows, window sills or projections.

        All such rules and regulations shall apply to Lessee and its employees, agents, licensees, invitees, subtenants and contractors. Lessor represents and warrants that such rules and regulations shall also apply to the other tenants in the Complex and that Lessor shall enforce such rules and regulations against such other tenants.

        Anything in this Lease contained to the contrary notwithstanding, Lessor covenants and represents that the Premises conform to the requirements, laws, rules and regulations imposed, enacted or promulgated by all governments and governmental bodies having jurisdiction over the Complex and the Premises; and that the Premises may lawfully be used for the purposes herein permitted.

SECTION 6.        ALTERATIONS.

        Lessee acknowledges and agrees that certain improvements to the Premises are to be completed by Lessor, in compliance with the specifications set forth in Exhibit "B" attached hereto ("Lessor's Improvements"). Lessor represents that to the best of its knowledge and belief after completion of Lessor's Improvements the Complex and the Premises will be suitable for the purposes contemplated by Lessee, as such contemplated purposes have been communicated by Lessee to Lessor. EXHIBIT "A" which is attached hereto and made a part hereof is a "Floor Plan" of the Premises.

        Lessor shall use its best efforts to complete Lessor's Improvements by September 1, 1993. In the event that Lessor's Improvements are not substantially completed by September 1, 1993, Lessee shall have the option, in its sole discretion, of either: (1) occupying the Premises, allowing the Lease to commence, and having payments of Rent and Additional Rent abated until such time as Lessor's Improvements are substantially complete; or (2) not occupying the Premises, and having the term of the Lease not commence until Lessor's Improvements are substantially complete.

        Lessor's Improvements and any and all additions, alterations and improvements made by the Lessee ("Lessee's Improvements"), shall be done in a good and workmanlike manner.

        Prior to the commencement of construction of Lessee's Improvements, Lessee shall furnish to Lessor the plans and specifications of the construction work to be undertaken, shall furnish information as to the equipment to be installed, and shall obtain Lessor's written approval of said plans and specifications, which approval shall not be unreasonably withheld. Lessor shall obtain all necessary permits required by governmental authorities having jurisdiction prior to the commencement of construction of Lessee's Improvements.

        Lessee's Improvements shall become the property of the Lessor and shall remain upon and be surrendered with the Premises at the expiration or earlier termination of this Lease.

        It is not intended to include in the expression "additions, alterations and improvements," any mechanical equipment and trade fixtures installed by the Lessee, all of which shall may be removed by Lessee on the termination of this Lease if (i) Lessee is not in default hereunder, (ii) such removal does not damage the Premises, and (iii) any damage that may be occasioned by any such removal shall be repaired by Lessee in a good and workmanlike manner.

        If Lessor so directs by written notice to Lessee, prior to the expiration of this Lease, or within fifteen (15) days thereafter, the Lessee shall promptly remove all fixtures or mechanical equipment which were placed in the Premises by Lessee and which are designated in said notice. Lessee shall repair any physical damage occasioned by such removal, and in default, thereof, Lessor may effect said removals and repairs at Lessee's expense.

        Lessee may bring such equipment, furniture, trade fixtures or other personal property into the Premises as may be necessary for its business; PROVIDED, HOWEVER, that Lessee shall first notify Lessor of the type and nature of such personal property to be brought onto the Premises. Should such personal property be of an unusual size, type, or weight, so as to adversely affect the Complex, then Lessor reserves the right to restrict the use of same in the Premises.

        Lessee will not file, nor will it permit or suffer any contractor or subcontractor, materialman or mechanic or other person under it to file, nor shall any contractor, subcontractor, materialman or mechanic file any mechanics' lien or other liens or claims for work done or materials furnished in or about the Premises against the Premises or the structure of which it is a part. Unless Lessor otherwise agrees, in writing, prior to the commencement of any work on the Premises, Lessee shall file in the office of the Prothonotary of Allegheny County a waiver of the right to file liens which shall be in usual form for such waivers, such form to be approved by the Lessor.

        Notwithstanding the foregoing, if any mechanics' or other lien shall be filed against the Premises or the Complex purporting to be for labor or material furnished or to be furnished at the request of Lessee, then Lessee shall, at its expense, cause such lien to be discharged of record by payment, bond or otherwise, within thirty (30) days after the filing thereof. If Lessee shall fail to cause such lien to be discharged of record within such ten-day period, or, if such lien is contested by Lessee and Lessee fails to provide adequate security for Lessor's protection; then Lessor may cause such lien to be discharged by payment, bond or otherwise, and Lessee shall, upon demand, reimburse Lessor for all reasonable amounts paid and costs incurred including attorneys' fees, in having such lien discharged of record.

        The taking of possession of the Premises by Lessee shall establish that the Premises and the Complex were at such time in satisfactory condition, except for Lessor's Improvements, latent defects, order and repair.

SECTION 7.        MAINTENANCE.

        A. LESSEE COVENANTS AS FOLLOWS:

                a. That Lessee will, at its own expense, replace any glass broken on the Premises and repair, restore, or replace all partitions and fixtures that may be installed by it which are damaged or destroyed by any cause.

                b. That Lessee shall make all nonstructural repairs to the interior of the Premises, including, but not limited to, repairs and replacement of, if necessary, the plumbing and electrical fixtures, the doors and locks, and all maintenance and nominal repairs to the air conditioning and heating equipment.

                c. That Lessee shall make all repairs and, if necessary the replacement, of any nature to any part of the Premises necessitated by the act or neglect of Lessee.

                d. That Lessee shall make no modifications to any parts of the structure of the Premises without written approval of Lessor, which approval shall not be unreasonably withheld. This shall be deemed to include the floor slabs, perimeter walls and the roof of the Premises as well as any suspensions from the roof structure.

                e. That Lessor will keep the exterior of the entire Premises, including adjoining sidewalks free of rubbish, debris, snow or ice, and also in such condition as the Board of Health and Board of Fire Underwriters having authority in such matters may lawfully require. Lessor will ensure that snow and ice removal is done in a timely manner. Lessee further agrees at its sole cost and expense, to perform, fully obey and comply with all ordinances, rules regulations and laws of all public authorities, boards and officers, relating to the maintenance of and occupancy of said Premises.

                f. That Lessee shall remove no additional, improvements and alterations made by Lessor or by Lessee except as herein provided, and shall not alter the Premises or any part thereof, without in each case the consent of Lessor in writing. Lessee shall, however, have the right, during the term of this Lease, to remove its trade fixtures and mechanical equipment however affixed to the realty, and Lessee covenants promptly to repair any damage caused by any such removal; PROVIDED, HOWEVER, that any such trade fixtures and mechanical equipment, not required to be removed by Lessor pursuant to this Lease, which shall not have been removed by Lessee on the expiration or sooner termination of their term of this Lease or any extended term hereof, shall deemed abandoned by Lessee and shall thereupon become the absolute property of Lessor without compensation to Lessee.

                Anything herein contained to the contrary notwithstanding, however, it is agreed that the Lessor's consent shall be required for installation of improvements, alterations, or repairs, whether or not such involve alteration to the building structure, and that Lessor will not unreasonably withhold its consent as to the making of other installations, alterations, additions or improvements which are reasonably required for the conduct of Lessee's business on the Premises, provided that such installations, alterations, additions or improvements do not adversely affect the structures upon, or the overall visual environment of the Complex.

                g. That Lessee shall make, at its sole cost and expense, all repairs necessary to maintain the Premises, pursuant to subparagraphs "a" through "f" hereinabove written, and shall keep the Premises and the fixtures therein in neat and orderly condition. If Lessee refuses or neglects to make such repairs, or fails to diligently prosecute the same to completion, after written notice from Lessor of the need therefore, and after a reasonable time thereafter in which to make the same, Lessor may make such repairs at the expense of Lessee and such expense shall be collectible as Additional Rent.

                h. That a violation by Lessee, its employees or its agents of any of the covenants above written in subparagraphs "a" through "g" shall be deemed a default under this Lease entitling Lessor to exercise any of the remedies provided for herein.

                i. That Lessor shall not be liable by reason of any injury to or interference with Lessee's business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or the Complex or to any appurtenances or equipment therein unless such inconvenience, injury, or interference shall be occasioned by the negligence of Lessor, its agents, servants, and/or employees. There shall be no abatement of rent because of such repairs, alterations, additions or improvements, except as provided in SECTION 15 hereof. Lessor shall use its best efforts with respect to repairs, alterations, additions and improvements to avoid depriving Lessee of the use of the Premises and to minimize or eliminate any interference with Lessee's use of the Premises except in cause of damage by fire or other casualty covered by
SECTION 15.

        B.       LESSOR COVENANTS AS FOLLOWS:

                a. That Lessor shall make all structural repairs in, to and about the Premises and all repairs and maintenance of the Complex of which they are a part, which repairs and maintenance are Lessor's responsibility as set forth in this Lease, needed to keep the Premises and the Complex in good and tenantable condition.

                b. That Lessor shall be responsible for repair and replacement of certain components within those air conditioners and heating units, which were installed by Lessor. Lessor's responsibility for said repairs and replacements shall be contingent upon Lessee obtaining, at Lessee's expense, annual maintenance contracts, which contracts shall require a minimum of semi-annual service calls. Such contracts must be with a reputable heating, ventilating, and air conditioning service company, which company is subject to the reasonable approval of Lessor. Lessor shall not be responsible for any repairs or replacement of any unit without Lessee providing a documented history to Lessor of every service call made during Lessee's occupancy for the unit in question. Lessee shall, upon taking occupancy of the Premises and upon each renewal of said maintenance contract, supply Lessor with a copy of said contract.

                Lessor's responsibility for maintenance of certain components within those air conditioning and heating units previously installed by Lessor shall be further limited to the repair and replacement of certain components of air conditioners and heating units consisting exclusively of compressor(s), condenser(s), evaporator coil(s), fan housing(s), heat exchanger(s), and motor(s).

                Except as provided in the preceding paragraph, Lessee shall be responsible for on-going maintenance, repairs, and replacements of components within the air conditioning and heating units serving the Premises.

                c. That Lessor shall be responsible for the removal of snow from the driveways and parking areas of the Complex.

                d. That Lessor shall be responsible for the management of all landscaped areas comprising a part of the Complex.

        If Lessor refuses or neglects to make such repairs for which it has responsibility under this Lease, or fails to diligently prosecute the same to completion, after written notice from Lessee of the need therefore, and after a reasonable time thereafter in which to make the same, Lessee may make such repairs at the expense of Lessor and such expense shall be credited against the rent. In no event shall Lessor be obligated under this SECTION 7 to repair any damage caused by any act, omission or negligence of Lessee or its employees, agents, invitees, licensees, subtenants or contractors.

SECTION 8.        ASSIGNMENT AND SUBLETTING.

        Lessee may assign this Lease or sublet all or any part of the Premises with the prior written consent of Lessor, which consent shall not be withheld unreasonably; PROVIDED, HOWEVER, that Lessee shall remain liable for the payment of rent hereunder and the performance of the covenants and conditions contained herein. No consent will be required for any assignment: (1) to any present or future wholly-owned subsidiary or parent of Lessee or (2) to any successor in interest of the entire business of Lessee as a result of merger, consolidation, purchase, assignment, or operation of law.

SECTION 9.        RIGHT OF ENTRY.

                  Lessor, its employees and agents, shall have the right to enter the Premises with twenty-four (24) hours prior notice to Lessee at all reasonable business hours for the purposes of examining, inspecting or showing the same to prospective purchasers, mortgagees, or during the last six (6) months of the term to prospective tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Complex as are necessary to ensure compliance with the Lease. Prior to Lessor or its employees and agents entering the Premises, Lessor shall provide reasonable notice to Lessee except in the event for an emergency. Nevertheless, if representatives of Lessee shall not be present to open and permit entry into the Premises at any time when such entry by Lessor is necessitated by emergency, then Lessor may enter by means of a master key (or forcibly in the event of an emergency) without such entry constituting an eviction of Lessee or termination of this Lease.

SECTION 10.       SURRENDER.

                  At the expiration of this Lease or sooner termination of the term of this Lease or any extended term hereof, Lessee shall surrender the Premises to Lessor, together with all additions, alterations and improvements thereto, in broom clean condition and in good order and repair except for ordinary wear and tear for which Lessee is not obligated to make repairs under this Lease. Lessee, however, shall remove all additions, alterations, improvements, installations, trade fixtures or mechanical equipment which Lessor shall have made the election to have removed as provided for in the Lease.

                  Lessee expressly waives to Lessor the benefit of Act No. 20, approved April 6, 1951, entitled "The Lessor and Lessee Act of 1951" requiring three months' notice to vacate the Premises at the end of the term or upon forfeiture of this Lease for breach of its conditions, and covenants and agrees to give up quiet and peaceable possession without further notice form the Lessor or its agent.

SECTION 11.       INDEMNIFICATION.

        A. LESSEE. Lessee shall indemnify, hold harmless and defend Lessor from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person or governmental authority, arising out of or in any way connected with, and Lessor shall not be liable to Lessee on account of, (i) any failure by Lessee to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by Lessee, (ii) any failure by Lessee to comply with any statutes, ordinances, regulations or orders of any governmental authority relating to the use and occupancy of the Premises and improvements, (iii) any accident, death or personal injury, or damage to or loss or theft of property, which shall occur in or about the Premises except as the same may be caused solely by the negligence or intentional wrongdoing of Lessor, its employees or agents or failure of Lessor to observe its covenants hereunder, or (iv) any loss or damage which Lessee, its agents, or employees, may sustain by reason of any strike, lockout or other labor disturbance, or civil commotion affecting the Lessor or the Complex or any other tenant of the Lessor.

        B. LESSOR. Lessor shall indemnify, hold harmless and defend Lessee from and against any and all costs, expense (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person or governmental authority, arising out of or in any way connected with, and Lessee shall not be liable to Lessor on account of, (i) any failure by Lessor to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by Lessor, (ii) any failure by Lessor to comply with any statutes, ordinances, regulations or orders of any governmental authority relating to the use and occupancy of the Premises and improvements except where Lessee is responsible for compliance therewith, (iii) any accident, death or personal injury, or damage to or loss or theft of property, which shall occur in or about the Premises except as the same may be caused solely by the negligence or intentional wrongdoing of Lessee, its employees or agents or failure of Lessee to observe its covenants hereunder.

SECTION 12.       LIABILITY INSURANCE.

        A. LESSEE. Lessee will at Lessee's cost and expense maintain with insurance companies satisfactory to Lessor during the term of this Lease, comprehensive public liability insurance with minimum combined single limits of

$1,000,000 for bodily injury liability and property damage liability. Such insurance coverage shall name Lessor as an additional insured, as its interest may appear. Lessee shall deposit with Lessor certificates of such insurance at or prior to the commencement of this Lease and thereafter within ten (10) days prior to the expiration of such policy or policies.

        B. LESSOR. Lessor will at Lessor's cost and expense maintain with insurance companies satisfactory to Lessor during the term of this Lease, comprehensive public liability insurance with minimum combined single limits of $1,000,000 for bodily injury liability and property damage liability. Lessor will procure and maintain during the term hereof, at its sole cost and expense, insurance against all risks of direct physical loss, including loss by fire, lightning and other risks which at the time are included under "extended coverage" endorsements, in amounts not less than one hundred percent (100%) of the actual replacement value of the Complex exclusive of foundations and excavations. Lessor shall deposit with Lessee certificates of such insurance at or prior to the commencement of this Lease and thereafter within ten (10) days prior to the expiration of such policy or policies.

SECTION 13.       FIRE AND CASUALTY INSURANCE.

        Lessee shall not do or suffer to be done any act, matter or thing whereby the fire and casualty insurance carried by Lessor on the Complex of which the Premises are a part shall be suspended or rated as more hazardous than at the commencement of this Lease. In case of breach of this covenant (in addition to all other remedies given to Lessor for breach of any covenants or conditions of this Lease), Lessee agrees to pay as Additional Rent any and all increase of premium for insurance carried by Lessor caused in any way by the actions or occupancy of Lessee.

SECTION 14.       WAIVER OF SUBROGATION.

        The parties hereto for themselves and their insurers hereby waive any right of subrogation against the other party.

SECTION 15.       DAMAGE OR DESTRUCTION OF LEASED PREMISES.

        In case the structure of which the Premises form a part shall be structurally damaged, to the extent of 50% or more of its value, by fire or other cause then, at the option of the Lessor, to be exercised by a notice in writing sent no later than thirty (30) days after such damage, this Lease shall cease and come to an end as of the date of such damage, and any fixed rent for the unexpired period paid in advance beyond the date of such damage, shall be refunded by Lessor to Lessee.

                If the said structure shall be damaged to an extent less than 50% of its value, or if the Lessor shall not exercise its aforesaid option, the Lessor, with due diligence, shall restore the structure to a condition equal to its condition before the damage, which will permit the full enjoyment and use of the Premises. A proportion of the fixed rent herein reserved, according to the extent that such damage and its repair shall interfere with the full enjoyment and use of the Premises, shall be suspended and abated from the date of such damage until said structure shall have been so restored.

        The Lessee shall be obligated to repair, restore or replace trade fixtures and equipment installed by Lessee which may be damaged or destroyed by any cause.

SECTION 16.       DEFAULT; REMEDIES OF LESSOR.

        The occurrence of any of the following shall constitute an Event of Default under this Lease:

        (a) If Lessee shall fail to pay rent or any other sum due hereunder to Lessor when the same is due and payable under the terms of this Lease and such failure shall continue for a period of ten (10) days after written notice thereof has been given to Lessee by Lessor, or (b) the Lessee shall fail to perform any other duty or obligation imposed upon it by this Lease and such failure shall continue for a period of thirty (30) days after written notice thereof has been given to Lessee by Lessor, unless such default cannot be reasonably remedied within thirty (30) days after receipt of Lessor's notice, in which event Lessee shall have such additional time as may be reasonably necessary to remedy such default, or (c) the Lessee shall be adjudged bankrupt, or shall make a general assignment for the benefit of its creditors, or (d) a receiver for any property of Lessee in or upon the Premises is appointed in any action, suit or proceeding by or against Lessee and such appointment shall not be vacated or annulled within sixty (60) days, or (e) the interest of Lessee in the Premises shall be sold under execution or other legal process.

        Upon the occurrence of an Event of Default, Lessor shall have the right to enter upon the Premises and again have, repossess, and enjoy the same as if this Lease had not been made, and thereupon, at Lessor's option, this Lease shall terminate without prejudice, however, to the right of Lessor to recover from Lessee all rent due and unpaid up to the time of such re-entry. In the event of any such Event of Default and re-entry, if Lessor does not elect to terminate this Lease, Lessor shall make its best effort to relet the Premises for the remainder of the term, for the highest rent then reasonably obtainable, and Lessee shall be liable to Lessor and Lessor shall have the right to recover from Lessee the difference between the rent reserved under this Lease for the remainder of the term and the amount obtained through such reletting plus the costs and expenses reasonably incurred by Lessor in such reletting including, without limitation, the reasonable cost of obtaining possession of the Premises and of any repairs or alterations necessary to repair the same. In the event that the amount obtained through such reletting, plus the reasonable costs and expenses thereof, shall exceed the rent herein reserved, Lessor shall retain such excess and use such excess for its sole purpose.

        Notwithstanding anything to the contrary contained herein, Lessor expressly waives the benefit to Lessor of any rights it may have under law to distraint of any of Lessee's personal property.

        Lessee agrees that Lessor's remedies under this Lease are cumulative and the exercise of one remedy does not preclude the exercise of the other remedies.

        Lessor shall not be deemed to be in default in the performance of any obligation required to be performed by Lessor hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice thereof from Lessee to Lessor; PROVIDED, HOWEVER, that if the nature of the Lessor's obligation is such that more than thirty (30) days are required for its performance, then Lessor shall not be deemed to be in default if it shall commence such performance within such thirty-day period and thereafter diligently prosecutes the same to completion.

SECTION 17.       EMINENT DOMAIN.

        If the whole of the Premises shall be condemned or taken either permanently or temporarily for any public or quasipublic use or purpose, under any statute or by right of eminent domain, or by private purchase in lieu thereof, then in that event, the term of the Lease shall cease and terminate from the date of title vesting in such proceeding or purchase and Lessee shall have no claim against Lessor for the value of any unexpired term of said Lease, and shall release unto Lessor any such claim it may have against the condemnor for such value. In the event a portion only of the Premises or a portion of the Complex containing same shall be so taken (even though the Premises may not have been affected by the taking of some other portion of the Complex containing same), Lessor may elect to terminate this Lease from the date of title vesting in such proceeding or purchase, or Lessor may elect to repair and restore, at its own expense, the portion not taken and thereafter the rent shall be reduced proportionately to the portion of the Premises taken. If Lessor elects to terminate in the event of a partial taking and thereafter restores the Complex and the Premises, Lessee shall have a right of first refusal to relet the Premises, on substantially the same terms as herein provided, except that the rental shall be reduced in proportion to the reduction in the square feet of the Premises and increased by the costs occasioned by the restoration.

        In the event a substantial portion of the parking area is taken by condemnation or in lieu thereof, and Lessor does not within thirty (30) days following the date of the title vesting in such proceeding or purchase take steps toward providing alternate, nearby parking, Lessee may elect to terminate this Lease by giving written notice of such intention to Lessor within sixty
(60) days after the date of title vesting in such proceeding or purchase.

        Lessee shall have the right to claim and recover from the condemning authority such compensation as may be awarded or recoverable by Lessee in its own right on account of any and all damages to Lessee's improvements, equipment, property furniture, fixtures, leasehold improvements and the fair market value of its business; but Lessee's right(s), as stated hereinabove, shall not include any right to any value attributed to the unexpired term of this Lease if such an award to Lessee would act to reduce Lessor's award.

SECTION 18.       SUBORDINATION OF LEASE.

        This Lease is and shall remain subordinate and subject to any mortgage or mortgages which are now or at any time shall be placed upon the freehold interest of Lessor or any part thereof or to any assignment of the interest of Lessor in this Lease. Lessee agrees to execute and deliver to Lessor, without cost, any instrument which may be deemed necessary by Lessor to further effect the subordination of this Lease to any such mortgage, mortgages or assignments, except that such instrument shall provide that, so long as Lessee is not in default hereunder, its possession will not be disturbed nor will its leasehold interest be divested.

        In the event of a foreclosure of any such mortgage, Lessee hereby agrees that this Lease shall not terminate by reason thereof, and Lessee further agrees to attorn to and to recognize as Lessor hereunder the mortgagee, or any purchaser at a foreclosure sale or any purchaser of the Complex and improvements in lieu thereof, for the balance of the term of this Lease, subject to all the terms and provisions hereof provided, however, any such mortgagee or purchaser, which shall become the Lessor hereunder shall not be:

        (a) liable for any act or omission of Lessor,

        (b) subject to any offsets or defenses which Lessee might have against Lessor,

        (c) bound by any rent or additional rent which Lessee may have paid to Lessor for more than the current month, or

        (d) bound by any amendment or modifications of said Lease without its consent.

SECTION 19.       ESTOPPEL CERTIFICATE.

        Lessee shall, at any time and from time to time, within twenty (20) days following written request from Lessor, execute, acknowledge and deliver to Lessor, as supplied by Lessor, a written statement certifying that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), certifying the date to which the rent reserved hereunder has been paid, and certifying that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Complex or real property which the Complex is located. Lessee's failure to deliver such statement within said twenty-day period shall be conclusive upon Lessee that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Lessor's performance hereunder.

SECTION 20.       FORCE MAJEURE.

        In the event that either party shall be delayed or hindered in, or prevented from, the performance of any work, service or other acts required under this Lease to be performed by the party and such delay or hindrance is due to strikes, lockouts, acts of God, governmental restrictions, enemy act, civil commotion, unavoidable fire or other casualty, or other causes of a like nature beyond the control of the party so delayed or hindered, then performance of such work, service or other act shall be excused for a period of such delay and the period for the performance of such work, service or other act shall be extended for a period equivalent to the period of such delay. In no event shall such delay constitute a termination of this Lease. The provisions of this paragraph shall not operate to excuse Lessee from the prompt payment of rent, including such pro rata payments of rent as may be due under Section 20 hereof, after the commencement of the term. Written notice of any such delays, other than temporary or emergency interruptions, shall be given to the other party as well as written notice of the cessation of the same.

SECTION 21.       QUIET ENJOYMENT.

        If Lessee shall pay the rent and perform all its other obligations hereunder, Lessor covenants that Lessee shall, during the term hereof, enjoy quiet and peaceable possession of the Premises.

SECTION 22.       ABANDONMENT OF PREMISES.

        If the Premises at any time be deserted or closed, Lessor may enter by force, without liability or prosecution or action therefore, and may relet the Premises as Agent of Lessee for any unexpired portion of the term and receive the rent therefore and apply it on this Lease. In the event Lessor relets the Premises, Lessor shall remove and store any of Lessee's personal property, at Lessee's cost.

SECTION 23.       NON-WAIVER.

        The failure or delay on the part of either Lessor or Lessee to enforce or exercise at any time any of the provisions of this Lease or any of the irrespective rights or remedies hereunder shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, or the right of Lessor or Lessee, as the case may be, to thereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Lessor of Rent at a time when the Rent is in default under this Lease shall not be construed as a waiver of such default. The receipt by Lessor of a lesser amount than the Rent due shall not be construed to be other than a payment on account of the Rent then due. No act or thing done by Lessor or Lessor's agents or employees during the term shall be deemed an acceptance or surrender of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Lessor.

SECTION 24.       NOTICES.

        Any notice or demand required by the provisions of this Lease to be given to Lessor shall be deemed to have been given adequately if sent by Certified or Registered Mail to Lessor at the following address: 1220 Frick Building, Pittsburgh, PA 15219.

        Any notice or demand required by the provisions of this Lease to be given to Lessee shall be deemed to have been given adequately if sent by Certified or Registered Mail to Lessee at the following address:

                           Tollgrade Communications, Inc.
                           Harmar Industrial Manor, #101
                           491 Nixon Road
                           Cheswick, PA  15204
                           Attention:  Christian L. Allison

        Either party shall have the right to change its address by giving to the other party fifteen (15) days' advance written notice of its intention to make such change and of the substituted address at which any notice or demand may be directed to it.

SECTION 25.       SUCCESSORS AND ASSIGNS.

        The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the parties hereto, their legal representative, heirs, successors and assigns; PROVIDED, HOWEVER, that no rights shall insure to the benefit of any successor of Lessee (excepting, if applicable, only the personal representative of Lessee's estate), unless Lessor's written consent for the transfer to such successor has first been obtained as provided in SECTION 8.

SECTION 26.       ENVIRONMENTAL MATTERS.

        A. For purposes of this Lease:

        (i) As used herein, the term "Environmental Laws" shall mean any and all federal, state, or local laws, statutes, rules, regulations, ordinances, interstate compacts, or judicial or administrative decrees, orders, decisions, or permits relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Substances into the environment (including, without limitation, ambient air, surface water, ground water or subsurface strata); or otherwise relating to the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of such pollutants, contaminants or Hazardous Substances including, without limitation, the following statutes, as amended and judicially and administratively interpreted through the date hereof, and all regulations promulgated thereunder as of such date, including without limitation all comparable statutes, regulations, and interpretations by the Commonwealth of
Pennsylvania: the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC 9601 et seq. ("CERCLA"); the Superfund amendments and Reauthorization Act of 1986, 42 USA ("SARA"); the Federal Water Pollution Control Act, USC 1251 et seq. ("FWPCA"); the Clean Air Act, 42 USC 7401 et seq.; the Resource Conservation and Recovery Act, 42 USC 4901 et seq. ("RCRA"); the Safe Drinking Water Act, 42 SC 300f et seq.; the "Toxic Substance Control Act, 15 USC 2601 et seq.; the Clean Water ACT, 33 U.S.C. 1251 et seq.; the National Environmental Policy Act 42 U.S.C. 4321 et seq.; the Hazardous Substances Cleanup Act, 35 Pa. C.S.A. 6020.101 et seq. ("HSCA"); the Clean Streams Law, 35 Pa. C.S.A. 691.1 et seq.; the Solid Waste Management Act, 35 Pa. C.S.A. 6018.101 et seq.; and the Pennsylvania Storage Tank and Spill Prevention Act, Pa Act No. 1989-32; and

        (ii) As used herein, the term "Hazardous Substance" shall mean any and all elements, compounds, chemical mixtures, contaminants, pollutants, or other substances identified as "Hazardous Substances" under CERCLA, SARA, or HSCA and all comparable statutes and regulations, and any used or unused petroleum products.

        B. Lessee shall:

        (i) Not cause or permit any Hazardous Substance to be placed, held, located, released, spilled, transported or disposed of on, under, at or from the Premises or any real estate contiguous thereto in contravention of any Environmental Laws;

        (ii) Except with respect to matters existing prior to the Commencement Date, contain at or remove from the Premises or perform any other remedial action regarding any Hazardous Substance which Lessee has placed on the Premises, at Lessee's sole cost and expense, if, as and when such containment, removal or other remedial action is required under any legal requirement;

        (iii) Not permit any subtenant or occupant of the Premises to engage in any activity that could result in any liability, cost or expense to any such subtenant, or occupant, Lessee, Lessor or any other owner of the Premises or any portion thereof or the creation of a lien on the Premises under any Environmental Laws or under any similar applicable law or regulation;

        (iv) Provide Lessor with written notice (and a copy as may be applicable) of any of the following within ten (10) days thereof:

             (a) Lessee's obtaining actual knowledge or notice of any kind of the presence, or any actual or threatened release, of any Hazardous Substance on, under, at or from the Premises not authorized or permitted under Environmental Laws; (b) Lessee's receipt or submission, or Lessee's obtaining actual knowledge or notice of any kind, of any report, citation, notice or other communication from or to any federal, state or local government or quasigovernmental authority regarding any Hazardous Substance in any way materially adversely affecting the Premises; or (c) Lessee's obtaining actual knowledge or notice of any kind of the incurrence of any cost or expense by any federal, state or local governmental or quasigovernmental authority or any private party in connection with the assessment, monitoring, containment, removal or remediation of any kind of any Hazardous Substance on, under, at or form the Premises, or of the recording of any lien on the Premises in connection with any such action or Hazardous Substance on, under or at the Premises; and

        (v) Defend all actions against the Lessor and pay, protect, indemnify and save harmless the Lessor from and against any and all liabilities, losses damages, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from Lessee's failure to comply with this SECTION 26. The indemnity contained in this SECTION 26 shall survive the expiration or earlier termination of this Lease with respect to the obligations and liabilities of Lessee hereunder, actual or contingent, which have arisen on or prior to such expiration or earlier termination.

    C.   Lessor:

        (i) Represents and warrants that to the best of its knowledge no Hazardous Substances are present on the Premises prior to the Commencement Date;

        (ii) Shall contain at or remove from the Premises or perform any other remedial action regarding any Hazardous Substance which have been placed on the Premises prior to the Commencement Date, at Lessor's sole cost and expense, if, as and when such containment, removal or other remedial action is required under any legal requirement;

        (iii) Shall not permit any tenant or occupant of the Complex to engage in any activity that could result in any liability, cost or expense Lessee or any portion thereof or the creation of a lien on the Premises under any Environmental Laws or under any similar applicable law or regulation;

        (iv) Shall provide Lessee with written notice (and a copy as may be applicable) of any of the following within ten (10) days thereof:

             (a) Lessor's obtaining actual knowledge or notice of any kind of the presence, or any actual or threatened release, of any Hazardous Substance on, under, at or from the Premises; (b) Lessor's receipt or submission, or Lessor's obtaining actual knowledge or notice of any kind, of any report, citation, notice or other communication from or to any federal, state or local government or quasigovernmental authority regarding any Hazardous Substance in any way materially adversely affecting the Premises; or (c) Lessor's obtaining actual knowledge or notice of any kind of the incurrence of any cost or expense by any federal, state or local governmental or quasigovernmental authority or any private party in connection with the assessment, monitoring, containment, removal or remediation of any kind of any Hazardous Substance on, under, at or from the Premises, or of the recording of any lien on the Premises in connection with any such action or Hazardous Substance on, under or at the Premises; and

        (v) Defend all actions against the Lessee and pay, protect, indemnify and save harmless the Lessee from and against any and all liabilities, losses damages, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from Lessor's failure to comply with this SECTION 26(c). The indemnity contained in this SECTION 26(c) shall survive the expiration or earlier termination of this Lease with respect to the obligations and liabilities of Lessor hereunder, actual or contingent, which have arisen on or prior to such expiration or earlier termination.

SECTION 27.       GOVERNING LAW.

        This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

SECTION 28.       SEVERABILITY.

        If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

SECTION 29.       GENDER.

        As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall mean to include any other gender.

SECTION 30.       OPTION TO RENEW.

        Lessee shall have the right and option to renew this Lease for two (2) consecutive additional terms for each of five (5) years and two (2) years following expiration of the term hereof (which renewal terms may be exercised in whatever order Lessee deems advisable in its sole discretion, e.g., Lessee may take either the two (2) year term or the five (5) year renewal term immediately following the expiration of the initial term, and then exercise the remaining term thereafter), provided: (i) that this Lease is in full force and effect immediately prior to the date of the commencement of the renewal term; (ii) that the Lessee is not in default under any of the provisions herein; and (iii) that Lessee is in full occupancy of the Premises for its own use and intends to continue such occupancy.

        Such option shall be exercised by Lessee serving on Lessor written notice to that effect not later than six (6) months prior to the expiration of the initial term. Said renewal shall be upon the same terms, covenants, conditions and limitation as in this Lease provided, except that the monthly rental during the renewal term shall be established at the "going market rate" for comparably improved space in the greater Pittsburgh market area, but in no event shall the monthly rental be less that the Base Rent plus Additional Rent payable to Lessor in the last month of the initial lease term pursuant to
SECTION 3 hereof.

        The notice of election to take the renewal term when given by Lessee shall be irrevocable and shall constitute an agreement between the parties for renewal of this Lease as herein stated. If this Lease or the right of occupancy of the Lessee hereunder shall expire, be terminated, or come to an end pursuant to any of the provisions of this Lease, all rights of Lessee to renew automatically shall be deemed terminated.

SECTION 31.       ENTIRE AGREEMENT.

        There are no agreements, representations or understandings between the parties other than those expressed herein. A real estate brokerage commission is payable by Lessor to The Galbreath Company as a result of consummation of this agreement. No modification of the terms hereof shall be binding unless set forth in a writing signed by both parties hereto.

SECTION 32.       LESSOR IMPROVEMENT ADVANCE.

        Lessor shall advance the sum of approximately Fifty Thousand Dollars ($50,000) towards construction of Lessor's Improvements to the Premises ("Lessor's Improvement Advance"), which figure shall be finalized within thirty
(30) days of the date of execution of this Lease, and verified in writing by Lessor. Lessee shall repay Lessor's Improvement Advance to Lessor in payments amortized at eight percent (8%) over the term of the Lease. All costs above such Lessor Improvement Advance shall be paid by Lessee.

SECTION 33.       HVAC SYSTEM.

        Lessor represents that the heating, ventilating and air conditioning ("HVAC") system to serve the Premises, shall provide heating, ventilating and air conditioning throughout the Premises) as follows:

        (a) Maintain average indoor dry bulb temperatures not less than 70 (degrees)F. during the heating season, whenever the outdoor dry bulb temperature, during Normal Business Hours, is not lower than 0(degrees)F. Relative humidity shall be maintained as high as possible without condensations, but at a range no greater than 40-60% at a room temperature of 75(degrees)F. dry bulb.

        (b) Maintain average indoor conditions no higher than 78(degrees)F. dry bulb and at a range of 40-60% relative humidity, during the cooling season, whenever the outdoor dry bulb temperature, during Normal Business Hours, is not higher than 95(degrees)F. and the outdoor wet bulb temperature does not exceed 75 (degrees)F.

        (c) The air-handling systems shall be so designed that outside air shall be introduced into the systems at an average rate of not less than 0.35 cfm per square foot of usable floor space.

        WITNESS the due execution hereof as of the day and year first above written.


ATTEST:                                REGIONAL INDUSTRIAL DEVELOPMENT
                                       CORPORATION OF SOUTHWESTERN
                                       PENNSYLVANIA



/s/ Mark Perrm                         BY:    /s/ Frank Brooks Robinson
---------------------------------             ---------------------------------
SECRETARY                              NAME:  Frank Brooks Robinson
                                              ---------------------------------
                                       TITLE: President
                                              ---------------------------------

(Corporate Seal)



ATTEST:                                TOLLGRADE COMMUNICATIONS, INC.



/s/ Richard T. Cassetti                BY:    /s/  Christian L. Allison
---------------------------------             ----------------------------------
                                       NAME:  CHRISTIAN L. ALLISON
                                              ----------------------------------
                                       TITLE: CHIEF OPERATING OFFICER
                                              ----------------------------------

                                    EXHIBIT A

                                   FLOOR PLAN



[FLOOR PLAN OF LEASED PREMISES]

                                    EXHIBIT B
                              LESSOR'S IMPROVEMENTS
A.       General Items (*to be completed at lessor's expense)

         Clean floors in the printing room area.
         Clean and replace soiled or damaged ceiling tiles and HVAC vents as required. Clean area where the hot water heater is located. Clean engraving department area and remove ventilation hood. Remove dark room door and vent, create archway opening.

B.       Main Office.

         Demo existing office space and add new offices. Reuse doors with glass sidelights. Reuse 2'x4' light fixtures. Clean and relamp. New 2' x 4' fixtures to be added. New doors are 1 3/4" x 3068 solid oak doors. New 2'x 4' ceiling tile.
         Twenty-six or twenty-eight ounce commercial carpeting and cove base. Electrical outlets, switches, exit lights and emergency lights. Move and install existing kitchen unit.
         Add Trol-A-Temp system to handle large meetings in Conference Room. Existing HVAC system will be used, with the additional ductwork and diffusers for main offices. Township building permit.

C.       Warehouse Office Space.

         Demising wall to separate warehouse is 45' long x 22" high with drywall one side. Ceiling tile, 2' x 4' light fixtures and switches. One (1) 5'0 wide double steel door.
         Paint all walls and cove base drywalls. HVAC will be supplied by existing rooftop unit.
         Not included are additional electrical outlets or floor treatment.

D.       Print Shop - Item breakdown.

         Remove 20'0 demising wall and dispose. Cut archway in kitchen wall. Patch and paint kitchen walls. Clean VCT in offices and hallway.
         Paint hallway, composition room, file room and bathrooms. Paint doors and frames. Paint walls in print shop.
         Seal floors in print shop. Relamp and clean fixtures in print shop. New ballast for light fixtures.